Exhibit 16.1

March 21, 2017

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re:Interlink Electronics, Inc. (File No. 001‑37659)

Dear Sir or Madam:

We have read Item 4.01 of the Current Report on Form 8‑K of Interlink Electronics, Inc. dated March 21, 2017, and agree with the statements concerning our Firm contained in Item 4.01(a).

Very truly yours,

/s/ Marcum LLP

Marcum LLP

Los Angeles, California